SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X] Filed by the Registrant

[X] Definitive Proxy Statement

                               ZONIC CORPORATION
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee:
[X] No fee required.

                               ZONIC CORPORATION
                Park 50 TechneCenter, 50 West TechneCenter Drive
                            Milford, Ohio 45150-9777

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 20, 1999

To the Shareholders of ZONIC CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Zonic Corporation, an Ohio corporation, will be held at Holiday Inn, 4501 Eastgate Boulevard, Cincinnati, Ohio 45245, on July 20, 1999 at 9:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and acting upon:

1. A proposal to fix the number of directors for the ensuing year at three in number. 2. A proposal to elect the Board of Directors for the next year. 3. A proposal to adopt the Zonic Corporation 1999 Stock Option Plan. 4. Such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on June 11, 1999 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

Your attention is called to the accompanying Proxy and Proxy Statement submitted with this Notice.

A copy of the Company's 1999 Annual Report and Form 10-K Report is being forwarded to you herewith, but it is not deemed to be part of the official proxy soliciting material. If any shareholder fails to receive a copy of same, one may be obtained by writing to the Treasurer of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
Dale R. Nieman, Secretary

Milford, Ohio
June 18, 1999

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE STAMPED ENVELOPE PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT

                               GENERAL INFORMATION
This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by Zonic Corporation (hereinafter referred to as the "Company"), for the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on July 20, 1999. Such solicitation is being made by mail, although the Company may also use its officers and regular employees to solicit proxies from shareholders personally, or by telephone, telegraph or letter. The costs of this solicitation will be borne by the Company. The Company may request nominees and brokers to solicit their principals and customers for their proxies, and in such event the Company may reimburse such nominees and brokers for their reasonable out-of-pocket expenses.

All shares represented by valid proxies received pursuant to this solicitation, and not revoked, will be voted at the Annual Meeting, and where a specification is made on the proxy, such shares will be voted in accordance with such specification. Unless contrary instructions are given, shares will be voted in favor of the proposals set forth in the accompanying Notice of Meeting and for the nominees for Directors set forth herein and in the discretion of the appointed proxies upon such other matters as may properly come before the meeting. Any proxy may be revoked by the shareholder at any time prior to the voting thereof, by giving written notice to the Company prior to the Annual Meeting or by giving oral notice to the Company at the Annual Meeting.

The Board of Directors has fixed the close of business on June 11, 1999 as the record date (the "Record Date") for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

                          OUTSTANDING VOTING SECURITIES
On June 11, 1999 there were 3,044,136 outstanding shares of the Company's common stock without par value ("Common Stock") each of which is entitled to one vote on each matter to be considered at the Annual Meeting. The Company has no other class of securities outstanding which has voting rights. The presence either in person or by proxy of the persons entitled to vote a majority of the Common Stock is necessary for a quorum for the transaction of business at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock (its only outstanding voting securities on June 11, 1999) (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each Director that owns Common Stock,
(iii) by the executive officer named in the Summary Compensation Table in this Proxy Statement and (iv) by all Directors and Officers of the Company as a group.

Name of Beneficial Owner                Amount & Nature of        Percent of        Percent Common
or Identity of Group                    Beneficial Ownership        Class (1)       Stock Only(2)
                                        (including exercisable stock options
                                        and conversion of preferred stock to
                                        common shares)

A&D Company, Ltd.                       3,069,560(3)            58.5%(3)            28.6%
Daihatsu-Nissay
 Ikebukuro Bldg
3-23-14 Higashi-Ikebukuro
Toshima-ku, Tokyo 170, Japan

Shoiche Sekine                          3,069,560(4)            58.5%(4)            28.6%
c/o A&D Company, Ltd.
Daihatsu-Nissay
 Ikebukuro Bldg
3-23-14 Higashi-Ikebukuro
Toshima-ku, Tokyo 170, Japan

Gerald J. Zobrist                         685,030(5)            20.8%(5)            14.2%
2900 Eight Mile Road
Cincinnati, Ohio 45244

CapTec Corporation                        395,530(6)            13.0%(6)            13.0%
2900 Eight Mile Road
Cincinnati, Ohio 45244

James B. Webb                             156,900(7)             4.9%(7)             0.6%

All Directors and Executive             4,055,390(8)            70.6%(8)            44.4%
Officers as a Group (4 in number)

--------------------------------------------------------------------------------

 (1) Percentages are based on an aggregate of 3,044,136 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock subject to options exercisable within 60 days of the Record Date under the Company's stock option plans are deemed outstanding for computing the percentage of class of the person holding such option but are not deemed outstanding for computing the percentage of class for any other person. See footnotes (3), (5) and (7) below.

 (2) Percentages are based on an aggregate of 3,044,136 shares of Common Stock outstanding as of the Record Date and exclude shares of Common Stock subject to options exercisable within 60 days of the Record Date under the Company's stock option plans and preferred stock convertible into Common Stock.

 (3) Includes a stock option granted to A&D Company, Ltd., of Tokyo, Japan ("A&D") for 1,000,000 shares at an exercise price of $2.00 per share, as consideration for making loans, and guaranteeing bank loans, to the Company. The option is currently exercisable and expires on March 20, 2005. Also includes 1,200,000 shares issuable upon conversion of 12,000 shares of Class A Non-Voting, Redeemable Convertible Preferred Stock ("Class A Preferred Stock") which are currently convertible. Does not include 6,000 shares of Class B Non-Convertible, Redeemable Non-Voting Preferred Stock. Percentage is based on 3,044,136 presently outstanding shares plus the 1,000,000 shares subject to options and the 1,200,000 shares subject to conversion.

 (4) These shares represent the shares owned by A&D. Mr. Sekine, internal auditor and a minority owner of A&D, and a director and executive officer of the Company, does not individually own any shares of the Company and disclaims beneficial ownership of the shares held by A&D.

 (5) Includes 395,530 shares held by CapTec Corporation, a company of which Mr. Zobrist is the president and director; 252,500 shares subject to currently exercisable options and 37,000 shares held in trust for his children. Percentage is based on 3,044,136 presently outstanding shares plus the 252,500 shares subject to options.

 (6) Excludes shares deemed to be beneficially owned by Mr. Zobrist and his spouse.

 (7) Includes 15,000 shares held by Mr. Webb's wife and 140,000 shares subject to presently exercisable options. Percentage is based on 3,044,136 presently outstanding shares plus the 140,000 shares subject to options.

 (8) Includes 35,800 shares owned of record and beneficially, 1,317,090 shares held by wives, corporations, minor children or held in trust for minor children, 1,502,500 options which are presently exercisable or exercisable within 60 days of the Record Date held by four officers and directors and A&D, and 1,200,000 shares issuable upon conversion of 12,000 shares of Class A Preferred Stock, which are currently convertible. Percentage is based on presently outstanding shares of 3,044,136 plus 1,502,500 shares subject to options, plus 1,200,000 shares subject to conversion.

None of the above persons have shared voting or investment powers with regard to their shares of Common Stock.

                           FIXING NUMBER OF DIRECTORS
At the Annual Meeting, shareholders will vote on a proposal to fix the number of Directors of the Company for the ensuing year at three (3) in number. The affirmative vote of the holders of a majority of the shares of Common Stock which are represented at the meeting in person or by proxy and entitled to vote will be necessary to approve this proposal. Management recommends that shareholders vote FOR the foregoing resolution.

                              ELECTION OF DIRECTORS
At the meeting, Directors of the Company are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The existing three members of the Board of Directors will be nominees for Directors (see below). The shares represented by the enclosed Proxy will be voted for the election as Directors of the three nominees named below unless otherwise indicated on the Proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed Proxy may be voted for such other persons as may be determined by the holders of such proxies.

Information Concerning Nominees

    The information appearing in the following table with respect to age and principal occupation has been furnished to the Company by the nominees.

Name                    Age      Business Experience for Past Five Years

James B. Webb            42      President and Chief Executive Officer of the
                                 Company since December 31, 1995.  Treasurer of
                                 the Company since September 1994.  Secretary of
                                 the Company from September 1993 to February
                                 1996. Senior Vice President of the Company from
                                 July 1989 to February 1996.  Director of the
                                 Company since 1985.

Shoiche Sekine           67      Director of the Company since 1988. Director of
                                 A&D, a manufacturer of electronic measurement
                                 instrumentation, from 1985 until June 1997.
                                 Internal auditor of A&D since June 1997.
                                 Executive Vice-President of the Company since
                                 December 1992.  Secretary of the Company from
                                 February 1996 to February 1998.

Gerald J. Zobrist        56      President and Owner of CapTec Corporation
                                 (Acquisition and Investment Company).  Director
                                 of the Company since 1970. President and Chief
                                 Executive Officer of the Company from June 1970
                                 until December 31, 1995.

None of the Directors are related.

The Board of Directors does not have standing audit, nominating or compensation committees or committees performing similar functions.

During the fiscal year ended March 31, 1999, four meetings of the Board of Directors were held. All existing Directors attended each meeting during the year.

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

Name                     Age     Business Experience for Past Five Years

James B. Webb            42      President and Chief Executive Officer of the
                                 Company since December 31, 1995.  Treasurer of
                                 the Company since September 1994.  Secretary of
                                 the Company from September 1993 to February
                                 1996. Senior Vice President of the Company from
                                 July 1989 to February 1996.  Director of the
                                 Company since 1985.

Shoiche Sekine           67      Executive Vice-President of the Company since
                                 December 1992 and Secretary of the Company from
                                 February 1996 to February 1998.  Director of
                                 the Company since 1988.

Dale R. Nieman           52      Vice-President of the Company since 1985;
                                 Assistant Treasurer since February, 1996 and
                                 Secretary since February 1998.

                             EXECUTIVE COMPENSATION
Summary

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and any executive officer of the Company whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                            Annual Compensation          Compensation
                                                                           Securities       All Other
Name and                                    Salary        Bonus            Underlying     Compensation
Principal Position             Year         ($)(1)        ($)                Options         ($)(2)
--------------------------------------------------------------------------------------------------------

James B. Webb, President       1999         115,834       8,867              140,000(3)      2,896
 and Chief Executive           1998         110,000          -0-                  -0-        1,650
 Officer                       1997         110,000          -0-                  -0-        1,650


(1) Includes amounts deferred at the direction of the executive officer pursuant to the Company's 401(k) Retirement Plan.

(2) Amounts shown represent the Company's contribution for the executive officer to the Company's 401(k) Retirement Plan.

(3) Represents options which were repriced in fiscal 1999. See "Executive Compensation -- Ten-Year Option Repricings" and "Executive Compensation- Report of the Board on Executive Compensation."

Stock Option Grants in Fiscal 1999

The following table sets forth information regarding options granted to the Named Executive Officer during the year ended March 31, 1999. All reported grants related to options which were repriced in fiscal 1999. See "Executive Compensation -- Ten-Year Option Repricings" and "Executive Compensation- Report of the Board on Executive Compensation."

                                                                                          Potential Realized Value
                    Number of                                                             at Assumed Annual
                    Securities   Percentage of                                            Rates of Stock Price
                    Underlying   Total Option      Exercise                               Appreciation for
                    Option       Granted in        Price              Expiration          Option Term (1)
Name                Granted      Fiscal 1999       ($/Share)          Date                5% ($)          10%($)

James B. Webb       30,000       8.8%              $0.14              02/12/06            $1,800          $3,900
James B. Webb       25,000       7.3%              $0.14              08/07/05            $1,250          $2,750
James B. Webb       85,000       24.0%             $0.14              12/16/03            $2,550          $5,525



 (1) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

Aggregated Option Exercises in Fiscal 1998 and Fiscal Year End Option Values

No options were exercised by the Named Executive Officer during the 1999 fiscal year. The following table sets forth certain information concerning the number and value of stock options at March 31, 1999, held by the Named Executive Officer.

Name              SharesAcquired      Value          Number of Options                Value of Options
                  on Exercise         Realized       at March 31, 1999                at March 31, 1999
                                                     Exercisable  Unexercisable       Exercisable          Unexercisable

James B. Webb        0                  0            140,000           0              $    0  (1)           $  0

 (1) At March 31, 1999, the average of the bid and asked prices of the common stock was below the exercise price of the option resulting in the option having no value.

Ten-Year Option Repricings

The following table sets forth options held by the Named Executive Officer which were repriced during fiscal 1999. See "Executive Compensation -- Report of the Board on Executive Compensation."

                                                                                                          Length of
                                           Number of                                                      Original
                                          Securities    Market Price      Exercise                       Option Term
                                          Underlying      of Stock        Price at                      Remaining at
                                         Options/SARs    at Time of        Time of            New          Date of
                                          Repriced or   Repricing or    Repricing or       Exercise     Repricing or
Name and Position             Date        Amended (#)   Amendment ($)   Amendment ($)      Price ($)      Amendment

James B. Webb, President      2/19/99      30,000         $.014           $0.34              $.014          (1)
Chief Executive Officer and   2/19/99      25,000          .014            0.50               .014          (2)
Treasurer                     2/19/99      85,000          .014            0.65               .014          (3)

 (1) The original option term expires on February 12, 2006 (2) The original option term expires on August 7, 2005. (3) The original option term expired on December 16, 2003.

Other Compensation

Directors of the Company receive no compensation for their services as Directors.

Insider Participation in Compensation Determinations

The Board of Directors is responsible for executive compensation decisions. Mr. Webb serves on the Board and is the President and Chief Executive Officer of the Company. Mr. Sekine is a director and the Executive Vice-President of the Company. He is also a minority owner and internal auditor of A&D, a company which, as of the Record Date, could own 58.5% of the Company upon exercising its outstanding stock option and converting its "Class A Preferred Stock". The Company has in place a policy that no director shall participate in determinations of his own compensation. See "Related Party Transactions".

Financial Performance

The graph below summarizes the cumulative return experienced by the Company's shareholders over the fiscal years ended 1995 through 1999, compared to the NASDAQ Market Index U.S. and the S&P HighTech Composite Index.

                             STOCK PERFORMANCE GRAPH
                             Zonic Corp (ZNIC)

                                               Cumulative Total Return
                                       ----------------------------------------

                                          3/94  3/95   3/96   3/97   3/98  3/99

ZONIC CORPORATION                         100   150    112    100     38    50
NASDAQ STOCK MARKET (U.S.)                100   111    151    168    254   351
S & P TECHNOLOGY SECTOR                   100   127    171    231    349   584


                           RELATED PARTY TRANSACTIONS
In February 1988, the Company became affiliated with A&D, a Japanese instrument manufacturing company. As part of this relationship, A&D acquired a 28% ownership interest in the Company. The Company had entered into various joint product development arrangements, marketing arrangements and a credit agreement with A&D dated December 7, 1992 (the "Credit Agreement") pursuant to which the Company borrowed money from A&D, most of which have been terminated in the past few years.

The Company is the exclusive distributor in the Western Hemisphere of A&D's WCA product and purchases components from A&D used principally in the production of its WCA product line. Such purchases totaled $48,085 during fiscal 1999.

Pursuant to the terms of a Subscription Agreement between the Company and A&D, dated January 30, 1998, A&D purchased 12,000 shares of Class A Non-Voting, Redeemable Convertible Preferred Stock of the Company at a price of $100 per share which is convertible on or after January 30, 1999 at the rate of one Class A Preferred Share for 100 shares of common stock ("Class A Preferred Stock"). Proceeds of $1,200,000 from this sale were used to repay a bank loan of $1,078,000, and related accrued interest of $26,757 and to settle a portion of the loans payable to A&D of $95,243. In addition, A&D purchased 6,000 shares of Class B Non-Convertible, Redeemable, Non-Voting Preferred Stock of the Company at a price of $200 per share with an annual dividend equal to 20% of the Company's annual after-tax earnings excluding non-recurring earnings ("Class B Preferred Stock"). Proceeds of $1,200,000 from the sale of Class B Preferred Stock were used to repay a short-term bank loan of $600,000 which A&D guaranteed, the balance of loans payable to A&D totaling $538,203 and related accrued interest of $61,797. In the event of liquidation or dissolution of Zonic, the Class A Preferred Stock is entitled to receive $100.00 per share, and the Class B Preferred Stock $200.00 per share, before holders of common stock receive any amounts. Both classes of Preferred Stock may be redeemed by the Company upon thirty days prior notice, the Class A shares at $100.00 per share, and the Class B shares at $200.00 per share. Pursuant to the Subscription Agreement, the Credit Agreement was terminated and A&D released its security interest in the Company's assets.

Except as otherwise noted, with respect to each of the foregoing related party transactions, it is the opinion of management of the Company that said transactions were upon terms as favorable to the Company as those which could have been secured from non-affiliated parties.

Report of the Board on Executive Compensation

The Company's Board of Directors does not have a Compensation Committee but rather, the entire Board establishes the policies and procedures, as well as amounts of compensation, for all executive officers of the Company. The Company's compensation package for its executive officers consists of one or more of the following: base salary, annual performance-based bonus and stock option grants. In setting compensation levels the Board considers various factors including salary levels of similarly situated executive officers at comparable companies, the achievement of performance targets taking into consideration competitive and economic conditions, and the Company's current adverse financial condition.

The Board reviewed compensation for all of the Company's executive officers. In recognition of their performance, James B. Webb's salary was increased to $120,000 and Dale R. Nieman's was increased to $85,000 effective September 1,1998. To provide an incentive for executive officers, the Company implemented a bonus for its top executives for fiscal 1999. James B. Webb, the President, CEO and Treasurer of the Company received a bonus equal to 6% of the Company's net after taxes profit in fiscal 1999, excluding extraordinary gains or losses. Dale R. Nieman, Vice-President, Assistant Treasurer and Secretary received a bonus of 4% of said profits.

Due to a decline in the price of the Common Stock, incentive stock options outstanding under the Company's stock option plans were exercisable at a price which substantially exceeded the current market value of the Common Stock. Therefore, on February 19, 1999, the Board of Directors adopted a resolution authorizing a reduction in the exercise price of outstanding incentive stock options. The purpose of the option repricing was to reinstate the value of outstanding options, thereby creating an incentive for employees to remain with, and to continue to work for the success of, the Company. The exercise price was set at $0.14, the average of the bid and asked prices of the Common Stock on February 19, 1999. All other terms of the options are unchanged.

A total of 290,500 options with per share exercise prices ranging from $3.625 to $0.34 and a weighted average exercise price of $0.62 per share were repriced. A total of 250,000 options held by executive officers of the Company with per share exercise prices ranging from $0.34 to $0.65 and a weighted average exercise price of $0.54 per share were repriced. Options held by the Named Executive Officer were repriced as set forth in the Ten-Year Option Repricing Table. See "Executive Committee - Ten-Year Option Repricings."

                               Board of Directors

                 Gerald J. Zobrist James B. Webb Shoiche Sekine

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. To the Company's knowledge, any such reports required to be filed were filed in a timely manner.

         PROPOSAL TO ADOPT THE ZONIC CORPORATION 1999 STOCK OPTION PLAN

The Board of Directors recommends the adoption of a long term incentive compensation plan for the Board of Directors, key officers and employees of the Company, the Zonic Corporation 1999 Stock Option Plan (the "Plan"). Adoption of the Plan will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. The full text of the proposed Plan is set forth in Appendix A to this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.

The purpose of the Plan is to advance the long term growth and success of the Company by offering stock to directors, key officers and employees of the Company and its affiliated companies. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareholders and the directors, key officers and employees who are participating in the Plan and as an aid in attracting and retaining key officers and employees of outstanding abilities and specialized skills. The Company will receive no consideration for the grant of options under the Plan.

The Board of Directors adopted the Plan on June 17, 1999, subject to the approval of the Plan by the shareholders at this annual meeting. The principal provisions of the Plan are as follows:

1. Shares Reserved for Issuance. Subject to the adjustment in the event of certain changes in the capital structure of the Company, an aggregate of 250,000 shares of Common Stock shall be available for grant. If any option granted under the Plan ceases to be exercisable, the shares of Common Stock subject to the award shall again be available for grant.

2.   Administration. The Plan will be administered by the Board of Directors.

3. Types of Awards. Awards under the Plan may be either incentive stock options (ISOs) within the meaning of Section 422A of the Internal Revenue code of 1986 or non-statutory stock options. No incentive stock options may be granted under the Plan after ten years from the date the Plan was approved by the Board of Directors.

4. Stock Options. The Plan provides that the purchase price of shares of Common Stock purchasable under any stock option shall be not less than 100% of the fair market value of the Common Stock on the date that the option is granted unless the option is granted to a 10% beneficial owner of the outstanding Common Stock in which case the purchase price shall be not less than 110% of the fair market value. The value of the Common Stock on June 11, 1999 was $.125. Each option granted under the Plan is exercisable as to not more than 25% of the total number of shares granted under the option during each year from the date of grant, but no option may be exercised later than ten years after the date of grant, and in the case of an option granted to a 10% beneficial owner, the option may not be exercised after five years from the date of grant.

5. Change of Control. In order to maintain all of the participants' rights in the event of a Change in Control (as defined in the Plan) of the Company, the Board of Directors, as constituted before such Change of Control, in its sole discretion, may, as to any outstanding option, either at the time an option is granted or any time thereafter, take any one or more of the following actions: (a) provide for the acceleration of any time period relating to the exercise or realization of any such option so that such option may be exercised or realized in full on or before a date fixed by the Board of Directors; (b) provide for the purchase of any such option by the Company, upon a participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise of such option or realization of such participant's rights had such option been currently exercisable; (c) make such adjustment to any such award then outstanding as the Board of Directors deems appropriate to reflect such Change of Control; or (d) cause any such option then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control.

6. Amendment and Termination. The Plan may be amended or terminated by the shareholders of the Company, by the affirmative vote of a majority in interest of the Common Stock of the Company. The Plan may also be amended by the Board in such respects as it deems advisable and to the extent permitted by the Internal Revenue Code and Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder.

7. Federal Income Tax Consequences. The following are the federal income tax consequences generally arising with respect to options granted under the Plan. The grant of an ISO or a non-statutory option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a non-statutory option the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount. Upon exercise of a non-statutory stock option, the optionee's tax basis in the shares acquired upon exercise will be equal to the sum of the exercise price and the amount the optionee recognized as income on the date of exercise. The treatment to an optionee of a disposition of Common Stock acquired through the exercise of an option depends on how long the shares of Common Stock have been held; gains or losses arising from the sale of shares will result in a short-term capital gain or loss for shares held six months or less and long-term capital gain or loss if held more than six months. Generally, there will be no tax consequences to the Company in connection with a disposition of Common Stock acquired under either an ISO or a non-statutory option.

                                NEW PLAN BENEFITS

The number of options, if any, that will be granted to directors, key officers and employees pursuant to the Plan cannot be determined since such grants are subject to the discretion of the Board of Directors.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE PLAN.

                                  OTHER MATTERS

Effective December 17, 1998, the Board of Directors of the Company dismissed its former auditor and selected Clark, Schaefer, Hackett & Co. ("Clark"), as the sole auditor for the Company for the fiscal year ending March 31, 1999. Since November 11, 1991, Deloitte & Touche LLP ("Deloitte"), acted as the Company's auditor. The decision to change auditors was recommended by the Board of Directors based upon management's belief that the Company could substantially reduce its accounting fees by selecting a smaller regional rather than national accounting firm.

During the past two years, Deloitte's report on the financial statements of the Company has not contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte's reports have expressed uncertainty as to the Company's ability to continue as a going concern. The Company has had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Deloitte's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

A representative of Clark will be present at the Annual Meeting and shall have the opportunity to make a statement if he desires to do so, and the representative will be available to respond to appropriate questions from shareholders.

    Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

     Proposals intended to be presented by shareholders at the next annual meeting of the Company must be received by the Company, to be considered for inclusion in any proxy material, not later than February 1, 2000, at the Company's offices at Park 50 TechneCenter, 50 West TechneCenter Drive, Milford, Ohio 45150-9777.

BY ORDER OF THE BOARD OF DIRECTORS
James B. Webb, President

Milford, Ohio

June 18, 1999

                                   Appendix A

                                ZONIC CORPORATION
                             1999 STOCK OPTION PLAN

1.       Purpose
         The purpose of the Zonic Corporation 1999 Stock Option Plan (the "Plan") is to advance the long term growth and success of Zonic Corporation (the "Company") by offering stock to those directors, key officers and employees of the Company and its affiliated companies. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareholders and the directors, key officers and employees who are participating in the Plan and as an aid in attracting and retaining key officers and employees of outstanding abilities and specialized skills. The Plan shall become effective on the date in which it is approved by the shareholders of the Company.

2.       Administration
         2.1 The Plan shall be administered, at the Company's expense, by the Company's Board of Directors (the "Board"), or, at the discretion of the Board, a committee of three or more persons who need not be members of the Board.

         2.2 Subject to the limitations of the Plan, the Board shall have the sole and complete authority (a) to select those employees and directors who shall participate in the Plan ("Participants"), (b) to grant options in such forms and amounts as it shall determine and to cancel or suspend options, (c) to impose such limitations, restrictions and conditions upon options as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. Except as otherwise stated in the Plan, determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Board. The Board's determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

3.       Types of Awards
         Awards under the Plan may be either incentive stock options (ISOs) within the meaning of Section 422(A) of the Internal Revenue Code of 1986, or non-statutory options. No incentive stock options shall be granted under the Plan after ten years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.

4.       Shares Subject to Plan
         Subject to adjustment as provided in Section 9 below, an aggregate of 250,000 shares of Common Stock of the Company shall be reserved and available for grant under the Plan. If an option ceases to be exercisable in whole or in part, the shares representing such option shall continue to be available under the Plan for purposes of granting options with respect thereto. In the future, if another company is acquired, any Common Stock covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the shares of Common Stock available for grant under the Plan. The Common Stock deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

5.       Stock Options
         All stock options granted under the Plan shall be subject to the following terms and conditions:

         5.1 The Board may, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any Participate options to purchase shares of Common Stock, which options may be ISOs or non-statutory options or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Board may prescribe.

         5.2 The purchase price per share of Common Stock of options granted under the Plan shall be determined by the Board but shall not be less than one hundred (100%) percent of the fair market value of the Common Stock on the date the option is granted, or not less than one hundred ten (110%) percent of the fair market value of the Common Stock if the employee owns in excess of ten (10%) percent of the total combined voting power of all classes of stock of the Company or its subsidiary, as defined in Section 422A of the Internal Revenue Code ("a 10% Stockholder"). If as of the date the option is granted the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the mean "bid" and "asked" prices of the Common Stock as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such exchange(s) on the day the option is granted, or if no sale of the Common Stock shall have been made on any exchange on such date, on the next preceding day on which there was a sale of such stock.

         5.3 Unless otherwise prescribed by the Board in the Stock Option Agreement, each option granted under the Plan shall be exercisable for a period of ten years, except that no option granted to a "10% Stockholder" shall be exercisable after the expiration of five years from the date it is granted. Additionally, the option granted shall be exercisable (i) as to not more than 25% of the total number of shares which may be purchased under the option, during the first year after the grant of the option; (ii) as to not more than 50% during the first two years after the grant of the option; (iii) as to not more than 75% during the first three years after the grant of the option; (iv) the total number of shares not previously exercised during the remaining term of the option. The Board shall establish procedures governing the exercise of options and shall require that written notice of exercise be given and that the option price be paid in full in cash at the time of exercise. The Board may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Stock or other property, valued at fair market value on the date of exercise, as partial or full payment of option price. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired Common Stock.

         5.4 Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Stock Option Agreement, but not earlier than one year after the date of grant of the ISO and not later than ten years after the date of grant of the ISO or five years in the case of an option granted to a "10% Stockholder", provided that the aggregate fair market value, determined as of the date of grant, of Common Stock for which ISOs are exercisable for the first time during any calendar year as to any Participant shall not exceed the maximum limitation in section 422A of the Internal Revenue Code.

6.       Compliance with Securities Laws
         At the time of exercise of any option, the Board may require the Participant to execute any document or take any action which may be then necessary to comply with the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Board may, if it deems necessary, include provisions in the Stock Option Agreement to assure such compliance. The Board may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Board in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular option or stock issued upon exercise thereof.

7.       Nonassignability of Awards
         No option granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by a Participant, otherwise than by will, by designation of a beneficiary after death or by the laws of descent and distribution. Each option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

8.       Change of Control
         In order to maintain all of the Participant's rights in the event of a Change of Control of the Company, the Board, as constituted before such Change of Control, in its sole discretion, may, as to any outstanding option, either at the time an option is made or any time thereafter, take any one or more of the following actions: (a) provide for the acceleration of any time periods relating to the exercise of any such option so that such option may be exercised in full on or before a date fixed by the Board; (b) provide for the purchase of any such option by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise of such option had such option been currently exercisable; (c) make such adjustment to any such option then outstanding as the Board deems appropriate to reflect such Change of Control; or (d) cause any such option then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any agreement documenting such options as it may deem equitable and in the best interests of the Company. A "Change of Control of the Company" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; however, for purposes of this calculation voting securities of the Company held by affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation shall not be included in the aggregate shares owned by the "former shareholders of the Company"; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; (iv) a person within the meaning of
Section 3(a)(9) or of Section 13(d)(3) (as in effect on the effective date of the Plan) of the Securities Exchange Act of 1934, shall acquire after the date this Plan is adopted 20% or more of the outstanding voting securities of the Company (whether directly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the effective date of the Plan) of the Securities Exchange Act of 1934, controls in any manner the election of a majority of the directors of the Company; or (v) within any period of two consecutive years after the effective date of the Plan, individuals who at the beginning of such period constitute the Company's Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the effective date of the Plan) pursuant to the Securities Exchange Act of 1934.

9.       Adjustments
         9.1 In the event of any change affecting the Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Board shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding options granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

         9.2 The Board shall be authorized to make adjustment in performance award criteria or in the terms and conditions of the options in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry it into effect.

10.      Withholding
         At the Board's discretion, the recipient of any option under the Plan may be required to pay to the Company, in cash, Common Stock or other property, or in a combination thereof, the amount of any taxes required to be withheld with respect to such option or, the Company shall have the right to retain from such option a sufficient number of shares of Common Stock to satisfy the applicable withholding tax obligation.

11.      Amendment of the Plan
         The Plan may at any time or from time to time be terminated, modified, or amended by the shareholders of the Company, by the affirmative vote of a majority in interest of the Common Stock of the Company. The Board may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable and to the extent permitted by the Internal Revenue Code and Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder.

12.      Indemnification of Board
         In addition to such other rights of indemnification as they may have as Directors or as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.